UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2019

THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

2775 Sanders Road, Northbrook, Illinois   60062
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange Chicago Stock Exchange
5.10% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	ALL PR A	New York Stock Exchange
Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series D	ALL PR D	New York Stock Exchange
Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series E	ALL PR E	New York Stock Exchange
Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series F	ALL PR F	New York Stock Exchange
Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series G	ALL PR G	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	____
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ____

Section 5 - Corporate Governance and Management
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2019, the Registrant's stockholders, upon recommendation of the Board of Directors, approved The Allstate Corporation 2019 Equity Incentive Plan (the “Plan”). The Plan amends and restates the 2013 Equity Incentive Plan to increase the number of shares available for grant under the Plan by 13.4 million and make certain other changes.
The Plan is described in greater detail under Proposal 3 in the Registrant's definitive proxy statement (the "Proxy Statement") for the 2019 annual meeting of stockholders. The Proxy Statement, which includes an appendix with a full copy of the Plan, was filed with the Securities and Exchange Commission on April 8, 2019. The description of the Plan set forth above is a summary only and is qualified in its entirety by reference to the full text of the Plan in Appendix D to the Proxy Statement, which is incorporated by reference herein.
Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Registrant’s annual stockholders meeting was held on May 21, 2019 (the "Annual Meeting"). Below are the final vote results of the Annual Meeting.
Proposal 1 - Election of Directors. Ten directors were elected by a majority of the votes cast for terms expiring at the 2020 annual stockholders meeting.  The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Kermit R. Crawford	249,214,940	934,960	679,790	33,756,134
Michael L. Eskew	231,757,659	18,370,549	701,482	33,756,134
Margaret M. Keane	248,308,678	1,890,294	630,718	33,756,134
Siddharth N. Mehta	238,990,013	11,133,993	705,684	33,756,134
Jacques P. Perold	249,087,876	1,058,183	683,631	33,756,134
Andrea Redmond	243,570,854	6,619,755	639,081	33,756,134
Gregg M. Sherrill	248,789,246	1,305,697	734,747	33,756,134
Judith A. Sprieser	237,011,610	13,245,580	572,500	33,756,134
Perry M. Traquina	248,398,948	1,715,414	715,328	33,756,134
Thomas J. Wilson	232,153,619	13,047,326	5,628,745	33,756,134
Proposal 2 – Say-on-Pay: Advisory Vote on the Compensation of the Named Executives.  The proposal on the advisory resolution to approve the compensation of the named executives received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
222,298,904	27,245,672	1,285,114	33,756,134
Proposal 3 - Approval of the 2019 Equity Incentive Plan. The proposal to approve The Allstate Corporation 2019 Equity Incentive Plan received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
222,827,126	26,725,437	1,277,127	33,756,134

Proposal 4 – Ratification of the Appointment of Independent Registered Public Accountant. The proposal on ratification of the appointment of Deloitte & Touche LLP as Registrant's independent registered public accountant for 2019 received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain
271,994,442	11,905,593	685,789
Proposal 5 - Stockholder Proposal. The stockholder proposal on reporting political contributions did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
116,925,765	132,483,937	1,419,988	33,756,134
Section 9 – Financial Statements and Exhibits
Item 9.01.                             Financial Statements and Exhibits.
(d)                             Exhibits

Exhibit No.	Description

10.1	The Allstate Corporation 2019 Equity Incentive Plan. Incorporated herein by reference to Appendix D of The Allstate Corporation's Proxy Statement filed on April 8, 2019 (File No. 1-11840).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

By:	/s/ Daniel G. Gordon
Name:	Daniel G. Gordon
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: May 21, 2019

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